                                                              EXHIBIT 10.11(j)



                     AGREEMENT REGARDING CONSENT TO RELEASE
                      AND WAIVER OF BROOKHURST NOTE CLAIMS



      THIS AGREEMENT made as of the 5th day of November, 1997, by and among HUGO BOSS A.G., a corporation organized and existing under the laws of the Federal Republic of Germany ("Hugo Boss") and I.C. ISAACS & COMPANY L.P., a limited partnership organized and existing under the laws of the State of Delaware ("Isaacs").



                         Recitals; Certain Defined Terms



      A. Isaacs has agreed to execute and deliver to Brookhurst, Inc., a corporation organized and existing under the laws of the State of California ("Brookhurst") a Promissory Note in the principal amount of $11,000,000 ("Brookhurst Note"), as part of the purchase price under that certain Worldwide Rights Acquisition Agreement between Isaacs and Brookhurst ("Worldwide Acquisition Agreement") dated September 30, 1997.



      B. Ambra, Inc., a corporation organized and existing under the laws of the State of Delaware ("Ambra") has agreed to assume all of Isaacs obligations under the Brookhurst Note pursuant to the terms of a Note Assumption Agreement dated on or about the same date as this Agreement.

      C. Hugo Boss has agreed to execute and deliver to Brookhurst a Guaranty of the Brookhurst Note ("Hugo Boss Guaranty").

      D. Brookhurst has agreed to release Isaacs from all obligations under the Brookhurst Note at such time as Ambra assumes the obligations of Isaacs under the Brookhurst Note, and Hugo Boss provides the Hugo Boss Guaranty to Brookhurst.

      NOW, THEREFORE, in consideration of the foregoing, and the receipt of One Dollar ($1.00) and other good and valuable consideration, the receipt of which is hereby acknowledged, Hugo Boss hereby agrees as follows for the benefit of Isaacs.

      1. Hugo Boss hereby irrevocably consents to the full release of Isaacs from all liability under the Brookhurst Note and agrees to be bound by that release in accordance with the provisions of the Brookhurst Note.

      2. Hugo Boss shall not have any recourse whatsoever to Isaacs or Isaacs' assets at any time for any obligations under the Brookhurst Note, and hereby irrevocably waives any claims that Hugo Boss may have against Isaacs and Isaacs' assets in respect of the Brookhurst Note. Without limiting the generality of the foregoing, if Hugo Boss shall pay or perform its obligations under the Hugo Boss Guaranty or under the Brookhurst Note, Hugo Boss shall not have, and hereby irrevocably waives, any claim, including without limitation any claim for reimbursement, contribution or indemnity from Isaacs or its partners to which Hugo Boss may be entitled at any time under applicable law relating to the Hugo Boss Guaranty or the Brookhurst Note, whether in Hugo Boss' capacity as a guarantor, endorser, surety, or co-obligor or in any other capacity. Nothing set forth herein shall be deemed to affect the indemnification obligations of Isaacs to Ambra under the Foreign Boss Rights Acquisition Agreement between Ambra and Isaacs.

      3. This Agreement shall be binding upon Hugo Boss and its successors and assigns.

      In Witness Whereof, and intending to be legally bound hereby, Hugo Boss and Isaacs execute this Agreement as of the date first above written.

                                    HUGO BOSS A.G.



                                    By: /s/ Jorg-Viggo Muller
                                       ------------------------------
                                       Name:
                                       Title:

                                    By: /s/ Gert J. Frisch
                                       ------------------------------
                                       Name:
                                       Title:


                                    I.C. ISAACS & COMPANY L.P.
                                    By: I.G. Design, Inc., its general partner


                                       By: /s/ Robert J. Arnot
                                          ---------------------------
                                          Name:  Robert J. Arnot
                                          Title: Chairman and Co-Chief
                                                 Executive Officer


                                       By: /s/ Gerald W. Lear
                                          ---------------------------
                                          Name:  Gerald W. Lear
                                          Title: President and Co-Chief
                                                 Executive Officer




                                      -2-